Exhibit 10.1

MERGER CONSIDERATION ALLOCATION AGREEMENT

This Merger Consideration Allocation Agreement (this “Agreement”) is made and entered into as of May 3, 2017 by and among Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), Sentio Investments, LLC, a Florida limited liability company (the “Advisor”), and, solely with respect to Section 3, Section 5, Section 6, Section 7, and Section 10, KAREP Master JV LLC, a Delaware limited liability company (“Parent”).

RECITALS

WHEREAS, the Company, the Operating Partnership, Parent, KAREP Acquisitions Vehicle, LLC and Advisor, solely in its capacity as stockholders’ representative, intend to enter into that certain Agreement and Plan of Merger to be dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub (as defined in the Merger Agreement), with Merger Sub being the surviving entity and each share of Company Common Stock (as defined in the Merger Agreement) and Company Preferred Stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive the applicable Merger Consideration (as defined in the Merger Agreement) upon the terms and conditions set forth in the Merger Agreement. Any capitalized term not otherwise defined herein shall have the meaning given such term in the Merger Agreement.

WHEREAS, the Company and the Advisor are party to that certain Advisory Agreement dated as of January 1, 2013 (as amended by that certain Transition to Internal Management Agreement (as amended by those certain Amendments No. 1, No. 2, No. 3 and No. 4 to Transition to Internal Management Agreement), collectively the “Advisory Agreement”), pursuant to which the Advisor would be entitled to certain payments as a result of the transactions contemplated by the Merger Agreement and the termination of the Advisory Agreement.

WHEREAS, the Investor and the Company are parties to that certain Second Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of August 5, 2013 (as amended on December 22, 2014 and August 31, 2016, the “Partnership Agreement”). Pursuant to the Merger Agreement it is contemplated that the OP Series B Preferred Units will be treated as provided herein, notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party.

WHEREAS, in connection with the determination of the Aggregate Merger Consideration and ultimately, the Common Merger Consideration, the parties hereto desire to (a) confirm the amounts that the Investor will receive as consideration for all of its outstanding OP Series B Preferred Units and agree upon how such units will be redeemed, (b) confirm the amounts that the Investor will receive as consideration for all of its outstanding Company Preferred Stock, (c) confirm the amounts the Advisor will be entitled to receive in connection with the consummation of the Merger (the “Promote Payment”) and the amount as a result of the termination of the Advisory Agreement (the “Advisor Termination Payment” and together with the Promote Payment the “Advisory Agreement Payment Amount”) and (d) confirm the allocation of the contingent value rights (each a “CVR” and collectively, the “CVRs”) among the holders of Company Common Stock, Investor and the Advisor.

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, on or prior to the Calculation Date, the Company and Parent will agree upon the Aggregate Cash Merger Consideration, which amount will be between $382,407,161 and $398,407,161 (the “Cash Consideration Range”) per the terms of Section 2.1 of the Merger Agreement (subject to possible increases to the range per the terms of the last proviso of Section 2.1(a) of the Merger Agreement).

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the ultimate aggregate value of the CVRs will be between $0 and $8,760,000 (the “CVR Consideration”) per the terms of the Merger Agreement, the Indemnity Escrow Agreement and the Contingent Value Rights Agreement (subject to possible increases to the range per the terms of Section 2.1(a) of the Merger Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1.          Allocation of the Aggregate Cash Merger Consideration. Attached hereto as Exhibit A is a sample calculation of the Aggregate Cash OP Series B Preferred Units Consideration, the aggregate Common Cash Merger Consideration payable with respect to all shares of Company Common Stock entitled thereto, the Aggregate Preferred Merger Consideration payable with respect to all shares of Company Preferred Stock entitled thereto, and the Promote Payment, each based on the Initial Estimated Closing Date for the calculation of the Aggregate Cash Merger Consideration and the high and low end of the Cash Consideration Range. In addition, Exhibit A sets forth the amount by which each of the foregoing changes on a monthly basis for later Estimated Closing Dates.

2.          Allocation of the CVR Consideration. Attached hereto as Exhibit B is the calculation setting forth the percentage allocation among the OP Series B Preferred Units, the Company Common Stock and the Advisor of the CVR Consideration. Holders of Company Common Stock shall receive one CVR for each share of Company Common Stock, and the Investor and the Advisor shall receive the corresponding numbers of CVRs that will give effect to the percentage allocation of CVRs among the OP Series B Preferred Units, the Company Common Stock and the Advisor.

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3.          Treatment of OP Series B Preferred Units and Company Preferred Stock.

(a)          Redemption. Notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party, conditioned upon the occurrence of the Merger, the parties agree that the Operating Partnership shall, and Parent and Merger Sub shall cause the Operating Partnership to, redeem all of the issued and outstanding OP Series B Preferred Units effective as of immediately following the Effective Time for the Aggregate OP Series B Preferred Units Consideration as defined below in subsection (b). No further notice of the redemption shall be required to be delivered by the Operating Partnership and the Investor waives any notice requirements for a redemption of the OP Series B Preferred Units to which the Investor may otherwise be entitled. Furthermore, the Investor agrees that notwithstanding any right the Investor may have in the Partnership Agreement or otherwise to convert the OP Series B Preferred Units to Company Common Stock, the Investor agrees that it will not exercise such right for so long as this Agreement remains in effect.

(b)          Aggregate OP Series B Preferred Units Consideration. Notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party, Parent, the Company, the Operating Partnership, the Advisor and the Investor hereby agree that the “Aggregate Cash OP Series B Preferred Units Consideration” payable upon the redemption of the OP Series B Preferred Units, subject to the final determination of the Aggregate Cash Merger Consideration pursuant to Section 2.1 of the Merger Agreement (based on the Cash Consideration Range) is between $216,355,482 and $226,054,788 based on the Initial Estimated Closing Date (subject to possible increases to the range per the terms of the last proviso of Section 2.1(a) of the Merger Agreement). Notwithstanding anything contained in the Partnership Agreement or any other agreement to which the Investor is a party, Parent, the Company, the Operating Partnership, the Advisor and the Investor hereby agree that upon determination of the Aggregate Cash Merger Consideration pursuant to Section 2.1 of the Merger Agreement, the Aggregate Cash OP Series B Preferred Units Consideration shall be determined based on the sample calculation set forth on Exhibit A using the final Estimated Closing Date as determined pursuant to the Merger Agreement. In addition, upon the Effective Time, Parent, the Company, the Operating Partnership, the Advisor and the Investor agree that the Investor shall be entitled to 57.78% of the aggregate number of CVRs to be issued. The aggregate number of CVRs issued to the Investor in respect of the OP Series B Preferred Units together with the Aggregate Cash OP Series B Unit Consideration is the “Aggregate OP Series B Unit Consideration.” Notwithstanding anything in the foregoing to the contrary, distributions on the OP Series B Preferred Units shall continue to be made until the Closing Date, including payment thereof on a daily basis for the period between the date of the last regularly paid quarterly distribution and the Closing Date, in accordance with the Partnership Agreement and in accordance with Section 5.1(c) and the last paragraph of Section 5.1 of the Merger Agreement.

(c)          Company Preferred Stock. The Investor is the only holder of Company Preferred Stock. Parent, the Company, the Operating Partnership, the Advisor and the Investor hereby agree to the treatment of all of the issued and outstanding Company Preferred Stock in accordance with Section 2.2(b) of the Merger Agreement. The Company shall continue to declare and pay dividends on the Company Preferred Stock in accordance with the terms thereof, and the Company shall declare and pay immediately prior to the Effective Time a dividend for the period from the most recent dividend payment date for the Company Preferred Stock to the date of the Closing Date in accordance with Section 5.1(c) and the last paragraph of Section 5.1 of the Merger Agreement.

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4.          Payments to the Advisor. Notwithstanding anything contained in the Advisory Agreement, or any other agreement pursuant to which the Company, the Operating Partnership, the Advisor and the Investor are parties, the Company, the Operating Partnership, the Advisor and the Investor agree that the Promote Payment, subject to the final determination of the Aggregate Cash Merger Consideration pursuant to Section 2.1 of the Merger Agreement (based on the Cash Consideration Range) is between $4,697,186 and $5,483,061 based on the Initial Estimated Closing Date (subject to possible increases to the range per the terms of the last proviso of Section 2.1(a) of the Merger Agreement). The Company, the Operating Partnership, the Advisor and the Investor agree that upon final determination of the Aggregate Cash Merger Consideration in accordance with Section 2.1 of the Merger Agreement, the amount of the Promote Payment shall be determined based on the sample calculation on Exhibit A using the final Estimated Closing Date as determined pursuant to the Merger Agreement. Furthermore, the Company, the Operating Partnership, the Advisor and the Investor agree that the Advisor is entitled to 4.22% of the aggregate number of CVRs to be issued. In addition, the Company, the Operating Partnership, the Advisor and the Investor agree that upon the Effective Time and as a result of the termination of the Advisory Agreement, the Advisor Termination Payment shall be fixed based on the Estimated Closing Date agreed to by the parties pursuant to Section 2.1 of the Merger Agreement, which amount shall be determined in accordance with the sample calculation set forth on Exhibit C. Notwithstanding the foregoing, prior to the termination of the Advisory Agreement, the Advisor shall continue to be entitled to receive all amounts payable under the Advisory Agreement through the Effective Time.

5.          Funding of the Aggregate OP Series B Preferred Units Consideration. Prior to the Effective Time, Parent shall deposit with the Paying Agent cash in immediately available funds in an amount equal to the Aggregate Cash OP Series B Preferred Units Consideration in accordance with Section 2.4 of the Merger Agreement. Such amount will be deemed to have been contributed by the Company to the Operating Partnership, and used by the Operating Partnership to redeem the OP Series B Preferred Units in accordance with Section 3(a). Immediately after the Effective Time, Parent and Merger Sub shall cause (i) the Paying Agent to pay the Investor the Aggregate Cash OP Series B Preferred Units Consideration to the account designated by the Investor and (ii) the Rights Agent to deliver to the Investor the aggregate number of CVRs as set forth in Section 3(b).

6.          Termination of Certain Related Party Agreements. The Company, the Operating Partnership and the Investor hereby agree that effective as of the Effective Time each of the Securities Purchase Agreement, dated as of February 10, 2013, among the Company, the Operating Partnership and the Investor, as amended and the Investor Rights Agreement, dated as of February 10, 2013, among the Investor, the Company and the Operating Partnership, as amended (the “IRA”), shall each be terminated and shall have no further force or effect, and no party thereto shall have any liability or obligation thereunder as of the Effective Time. The Company and the Advisor hereby agree that effective as of the Effective Time the Advisory Agreement shall be terminated and shall have no further force or effect, and no party thereto shall have any liability or obligation thereunder as of the Effective Time.

7.	Representations and Warranties.

(a)	The Company. The Company hereby represents and warrants that:

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(i)	The Company is a corporation duly organized, validly existing and in good standing under the Laws of Maryland and has the requisite corporate power and authority to conduct its business as now being conducted.

(ii)	The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (collectively, the “Enforceability Exceptions”).

(b)	The Operating Partnership. The Operating Partnership hereby represents and warrants that:

(i)	The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite power and authority to conduct its business as now being conducted.

(ii)	The Operating Partnership has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Operating Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized and no other action on the part of the Operating Partnership is necessary to authorize the execution and delivery by the Operating Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby.

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(iv)	This Agreement has been duly executed and delivered by the Operating Partnership and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

(v)	The Operating Partnership is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to the redemption of the OP Series B Preferred Units and the other transactions contemplated hereby and payment of all related fees and expenses, the Operating Partnership will be Solvent. For purposes of this clause (v), the term “Solvent” with respect to the Operating Partnership means that, as of any date of determination, (x) the amount of the fair saleable value of the assets of the Operating Partnership and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Operating Partnership and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Operating Partnership and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (y) the Operating Partnership will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (z) the Operating Partnership will be able to pay its liabilities, including contingent and other liabilities, as they mature.

(c)	The Investor. The Investor hereby represents and warrants that:

(i)	The Investor is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite power and authority to conduct its business as now being conducted.

(ii)	The Investor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Investor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized and no other action on the part of the Investor is necessary to authorize the execution and delivery by the Investor of this Agreement, and the consummation by it of the transactions contemplated hereby.

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(iv)	This Agreement has been duly executed and delivered by the Investor and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

(d)	The Advisor. The Advisor hereby represents and warrants that:

(i)	The Advisor is a limited liability company duly organized, validly existing and in good standing under the Laws of Florida and has the requisite power and authority to conduct its business as now being conducted.

(ii)	The Advisor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by the Advisor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized and no other action on the part of the Advisor is necessary to authorize the execution and delivery by the Advisor of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by the Advisor and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Advisor enforceable against the Advisor in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

(e)	Parent. Parent hereby represents and warrants that:

(i)	Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite power and authority to conduct its business as now being conducted.

(ii)	Parent has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(iii)	The execution, delivery and performance by Parent of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by the governing body of Parent and no other action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement, and the consummation by it of the transactions contemplated hereby.

(iv)	This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except that the enforcement hereof may be limited by the Enforceability Exceptions.

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8.          Covenants.

(a)          Transfer of OP Series B Preferred Units. Absent the prior written consent of the other parties hereto, the Investor hereby agrees that, from the date hereof until the termination of this Agreement, it shall not offer, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, loan, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”) or convert any OP Series B Preferred Units, unless prior to the effectiveness of any such Transfer, the transferee executes a joinder to this Agreement pursuant to which such transferee agrees in writing to become a party to this Agreement and be subject to the terms hereof and otherwise become a party for all purposes of this Agreement and notice of such Transfer is delivered to the other parties pursuant to Section 10(d).

(b)          Consent to Merger Agreement. Pursuant to the Partnership Agreement and IRA, the Investor hereby consents to the transactions contemplated by the Merger Agreement for all purposes thereunder and agrees to the treatment of the OP Series B Preferred Units as contemplated herein and therein.

(c)          Further Assurances. The parties agree to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, any additional documents, instruments and assurances and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate to effectuate the provisions of this Agreement, including entering into any amendments to the Partnership Agreement or the Advisory Agreement.

9.          Termination. This Agreement shall terminate automatically without any further action of the parties upon the termination of the Merger Agreement.

10.         Miscellaneous Provisions.

(a)          Amendment. This Agreement may be amended, modified and supplemented by written agreement of all the parties hereto; provided, that Parent’s consent shall only be required to the extent that the amendment relates to Section 3, Section 5, Section 6, Section 7, or Section 10.

(b)          Counterparts. This Agreement may be executed manually or by facsimile by the parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties hereto.

(c)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger and the transactions contemplated hereby are not affected in any manner adverse to the applicable party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger and the transactions contemplated hereby are fulfilled to the extent possible.

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(d)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

c/o KAREP Acquisitions, LLC
1 Town Center Road, Suite 300
Boca Raton, FL 33486
Attention: David Selznick and Russell Reiter
Facsimile: (561) 300-6290

with a copy to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004

Attention: Stuart Barr
Facsimile: (202) 637-5910

if to the Company or the Operating Partnership, to:

Sentio Healthcare Properties, Inc.

c/o Sentio Investments, LLC

189 S Orange Ave, Suite 1700

Orlando, FL. 32801
Attention: John Mark Ramsey
Facsimile: (407) 999-5210

with copies to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

Attention: Julian Kleindorfer

David Wheeler

Facsimile: (213) 891-8763

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if to the Investor:

Sentinel RE Investment Holdings, L.P.

 c/o Kohlberg Kravis Roberts & Co. L.P.

 9 West 57th Street, Suite 4200

 New York, NY 10019

 Attention: Billy Butcher and General Counsel

 Facsimile: (212) 750-0003

With copies to:

Simpson Thacher & Bartlett LLP

 425 Lexington Avenue

 New York, New York 10017

 Attention: Gary I. Horowitz

 Facsimile: (212) 455-2502

if to the Advisor:

Sentio Investments, LLC

189 S Orange Ave, Suite 1700

Orlando, FL. 32801
Attention: John Mark Ramsey
Facsimile: (407) 999-5210

with copies to:

Foley & Lardner LLP

111 North Orange Avenue, Suite 1800

Orlando, FL 32801-2386
Attention: Matthew E. Jassak
Facsimile: mjassak@foley.com

(e)	Governing Law; Jurisdiction

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(i)	This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

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(ii)	All Legal Proceedings and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Legal Proceeding arising out of or relating to this Agreement or any ancillary agreement related hereto brought by any party, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to service of process in the manner provided for notices in Section 10(d). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

(f)          Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(f).

(g)          Assignment. This Agreement shall not be assigned or delegated by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except this Agreement shall be assignable without any consent to a permitted transferee under Section 8(a). Any assignment in violation of this Section 10(g) shall be null and void. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

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(h)          Specific Performance. Parent agrees that, in the event that Parent does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions, irreparable damage would occur, for which monetary damages, even if available, may not be an adequate remedy. Parent agrees that if the Closing occurs, the Investor shall be entitled to an injunction, specific performance or other equitable relief to cause the redemption of the OP Series B Preferred Units in accordance with Section 3. Such remedy shall not be deemed to be the exclusive remedy for breach of Agreement but shall be in addition to all other remedies available at law or equity to the Investor. Parent agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) the Investor has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The Investor, in seeking specific performance, shall not be required to provide any bond or other security in connection with any such order or injunction

(i)          Entire Agreement. This Agreement, together with the Merger Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Advisor, the Company, the Operating Partnership, the Investor, and Parent have caused this Agreement to be signed by their duly authorized representatives as of the date first written above.

SENTIO INVESTMENTS, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Manager

SENTIO HEALTHCARE PROPERTIES, INC.

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer and President

SENTIO HEALTHCARE PROPERTIES OP, L.P.

By:	Sentio Healthcare Properties, Inc.,
its general partner

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer and President

[Signature Page to Merger Consideration Allocation Agreement]

SENTINEL RE INVESTMENT HOLDINGS LP

By:	Sentinel RE Investment Holdings GP LLC,
its general partner

By:	KKR REPA AIV-1 LP., managing member

By:	KKR Associates REPA L.P., its general
partner

By:	KKR REPA GP LLC, its general partner

By:	/s/ David Sorkin
Name: David Sorkin
Title: Secretary

[Signature Page to Merger Consideration Allocation Agreement]

KAREP MASTER JV, LLC

By:	/s/ S. David Selznick
Name: S. David Selznick
Title: Vice President

[Signature Page to Merger Consideration Allocation Agreement]

EXHIBIT A

Aggregate Cash Merger Consideration Allocation ("ACMC")	Exhibit A

			ACMC Range
		Initial ACMC	Low	High
Aggregate Cash Merger Consideration	(A)+(B)+(C)	$390,407,161	$382,407,161	$398,407,161
Add back: Promote Payment		$5,090,124	4,697,186	5,483,061
Aggregate Consideration		$395,497,285	$387,104,347	$403,890,222
Distribution Catch Up to OP Common Units (a)		($12,573,815)	(12,573,815)	(12,573,815)
OP Series A Capital		($100,000)	(100,000)	(100,000)
Series A Accrued Distributions		$0	-	-
Proceeds Available for Distribution Pro Rata		$382,823,470	$374,430,532	$391,216,407

Pro Rata Distributions: OP Common Units and OP Series B Preferred Units

	Capital	Contribution			Relative Unit
	Contribution	per Unit	# Units		Percentages
OP Common Units	$115,665,030	$10.00	11,566,503	*	42.22%	$161,618,335	$158,075,050	$165,161,619
OP Series B Preferred Units	158,626,000	$10.02	15,830,938		57.78%	$221,205,135	216,355,482	226,054,788
	$274,291,030		27,397,441		100.00%	$382,823,470	$374,430,532	$391,216,407
	* includes 20,000 LP common units held by REIT

Common Cash Merger Consideration

Proceeds Allocated Based on Pro Rata Units			$161,618,335	$158,075,050	$165,161,619
Distribution Catch Up to OP Common Units			$12,573,815	12,573,815	12,573,815
Less: Promote Payment			($5,090,124)	(4,697,186)	(5,483,061)
Common Cash Merger Consideration	Shares O/S	(A)	$169,102,026	$165,951,679	$172,252,373
Common Cash Merger Consideration per Share	11,546,503
			$14.65	$14.37	$14.92
	Collar Per Share Impact			($0.27)	$0.27
Aggregate Cash OP Series B Preferred Unit Consideration (KKR)
Proceeds Allocated Based on Pro Rata Units			$221,205,135	$216,355,482	$226,054,788
Aggregate Cash OP Series B Preferred Unit Consideration		(B)	$221,205,135	$216,355,482	$226,054,788
Preferred Merger Consideration (KKR)
OP Series A Capital			$100,000	100,000	100,000
Preferred Merger Consideration		(C)	$100,000	100,000	100,000

(a) Through Initial Estimated Closing Date (July 31, 2017). To be updated through revised Estimated Closing Date.

Promote Payment	Exhibit A (Continued)

I	Consideration to Legacy Common Shares		ACMC	Collar-Low	Collar-High
	Proceeds Allocated Based on Pro Rata Units		$161,618,335	$158,075,050	$165,161,619
	Distribution Catch Up to OP Common Units		12,573,815	12,573,815	12,573,815
	Sub-Total: Equity Value Available to Common Stock		$174,192,150	$170,648,865	$177,735,434
	Company Common Stock Shares Outstanding		11,546,503	11,546,503	11,546,503
	Equity Value Per Share Available to Company Common Stock		$15.0861	$14.78	$15.39

	Legacy Common Shares		12,804,644	12,804,644	12,804,644
	X Equity Value Per Share Available to Company Common Stock		X $15.09	X $14.78	X $15.39
		A	$193,172,640	$189,243,268	$197,102,011
	Aggregate Distributions Paid to Company Common Stock (a)	B	45,643,359	45,643,359	45,643,359
	Total	A+B	$238,815,999	$234,886,627	$242,745,370

II	Threshold
	Company Common Stock Shares Outstanding		11,546,503	11,546,503	11,546,503
	X Invested Capital per Common Share		X $10.00	X $10.00	X $10.00
		C	$115,465,030	$115,465,030	$115,465,030
	Plus: KKR Capital Used in Redemption	D	8,726,000	8,726,000	8,726,000
	7% Stockholder Return (a)		63,723,734	63,723,734	63,723,734
	Total Threshold	C+D+E	$187,914,764	$187,914,764	$187,914,764

III	Promote Payment
	Difference Between I and II		$50,901,235	$46,971,863	$54,830,606
	Promote Payment %		X 10.0%	X 10.0%	X 10.0%
	Promote Payment		$5,090,124	$4,697,186	$5,483,061

(a) Through July 31, 2017.

Aggregate Cash Merger Consideration Allocation ("ACMC"): Estimated Monthly Impact Post 7/31/17 (a)	Exhibit A (Cont)

		Pro Forma	Pro Forma	Change
Aggregate Cash Merger Consideration		7/31/17 ACMC	8/31/17 ACMC	8/31 vs 7/31
	(A)+(B)	$390,407,161	$390,805,947	$398,786
Add back: Promote Payment		5,090,124	5,104,397	14,273
Aggregate Consideration		$395,497,285	$395,910,344	$413,059
Distribution Catch Up to OP Common Units (b)		(12,573,815)	(12,795,093)	(221,278)
OP Series A Capital		(100,000)	(100,000)	-
Series A Accrued Distributions		-	-	-
Proceeds Available for Distribution Pro Rata		$382,823,470	$383,015,251	$191,781

Pro Rata Distributions: OP Common Units and OP Series B Preferred Units

	Capital Contribution	Contribution per Unit	# Units	Relative Unit Percentages
OP Common Units	$115,665,030	$10.00	11,566,503 *	42.22%	$161,618,335	$161,699,300	$80,965
OP Series B Preferred Units	158,626,000	$10.02	15,830,938	57.78%	221,205,135	221,315,951	110,816
	$274,291,030		27,397,441	100.00%	$382,823,470	$383,015,251	$191,781
	* includes 20,000 LP common units held by REIT

Common Cash Merger Consideration
Proceeds Allocated Based on Pro Rata Units			$161,618,335	$161,699,300	$80,965
Distribution Catch Up to OP Common Units			12,573,815	12,795,093	221,278
Less: Promote Payment			(5,090,124)	(5,104,397)	(14,273)
Common Cash Merger Consideration	Shares O/S	(A)	$169,102,026	$169,389,996	$287,970
Common Cash Merger Consideration per Share	11,546,503
			$14.65	$14.67	$0.02
Aggregate Cash OP Series B Preferred Unit Consideration (KKR)
Proceeds Allocated Based on Pro Rata Units			$221,205,135	$221,315,951	$110,816
Aggregate Cash OP Series B Preferred Unit Consideration		(B)	$221,205,135	$221,315,951	$110,816
Preferred Merger Consideration (KKR)
OP Series A Capital			100,000	100,000	-
Preferred Merger Consideration		(C)	100,000	100,000	-

(a)  Based on net cash flow projection from Advisor (estimated at $92K per month) and average debt amortization for period Aug-Dec (actual monthly amortization per month does not vary materially)

(b)  Through pro forma closing date of Aug 31, 2017. Actual amount dependent on agreed to revised Estimated Closing Date.

Aggregate Cash Merger Allocation as of 7/31/17 at Million Dollar Increments with Collar	Exhibit A (Continued)

	Collar Low								ACMC								Collar High
Aggregate Consideration	$387,104,347	$388,153,465	$389,202,582	$390,251,699	$391,300,816	$392,349,933	$393,399,050	$394,448,167	$395,497,285	$396,546,402	$397,595,519	$398,644,636	$399,693,753	$400,742,870	$401,791,987	$402,841,105	$403,890,222

Promote Payment	(4,697,186)	($4,746,304)	($4,795,421)	($4,844,538)	($4,893,655)	($4,942,772)	($4,991,889)	($5,041,006)	($5,090,124)	($5,139,241)	($5,188,358)	($5,237,475)	($5,286,592)	($5,335,709)	($5,384,826)	($5,433,944)	($5,483,061)
Aggregate Cash Merger Consideration	$382,407,161	$383,407,161	$384,407,161	$385,407,161	$386,407,161	$387,407,161	$388,407,161	$389,407,161	$390,407,161	$391,407,161	$392,407,161	$393,407,161	$394,407,161	$395,407,161	$396,407,161	$397,407,161	$398,407,161
Aggregate Cash OP Series B Preferred Unit Consideration	$216,355,482	$216,961,689	$217,567,896	$218,174,102	$218,780,309	$219,386,515	$219,992,722	$220,598,928	$221,205,135	$221,811,342	$222,417,548	$223,023,755	$223,629,961	$224,236,168	$224,842,374	$225,448,581	$226,054,788
Preferred Merger Consideration	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
Common Cash Merger Consideration	165,951,679	166,345,472	166,739,265	167,133,059	167,526,852	167,920,646	168,314,439	168,708,233	169,102,026	169,495,819	169,889,613	170,283,406	170,677,200	171,070,993	171,464,787	171,858,580	172,252,373
	$382,407,161	$383,407,161	$384,407,161	$385,407,161	$386,407,161	$387,407,161	$388,407,161	$389,407,161	$390,407,161	$391,407,161	$392,407,161	$393,407,161	$394,407,161	$395,407,161	$396,407,161	$397,407,161	$398,407,161
Promote Payment	$4,697,186	$4,746,304	$4,795,421	$4,844,538	$4,893,655	$4,942,772	$4,991,889	$5,041,006	$5,090,124	$5,139,241	$5,188,358	$5,237,475	$5,286,592	$5,335,709	$5,384,826	$5,433,944	$5,483,061

Contingent Value Right ("CVR") Allocation (i.e. Indemnity Escrow and Representative Fund)	Exhibit B

	At	At Cash Consideration Range
Assumed Maximum Indemnity Escrow / Representative Fund Amount (a)	Initial ACMC	Low	High
	$8,760,000	$8,760,000	$8,760,000

Company Common Stock Incremental Share of CVR
Pro Rata Unit Allocation Applicable to OP Common Units	42.22%	42.22%	42.22%
Adjustment for Advisor Promote Payment (1-10% Advisor Promote)	x 90.00%	x 90.00%	x 90.00%
Incremental Company Common Stock CVR Allocation Percentage	38.00%	38.00%	38.00%
Estimated Maximum CVR Dollars Allocable to Company Common Stock	$3,328,424	$3,328,424	$3,328,424
Common Cash Merger Consideration	169,102,026	165,951,679	172,252,373
Estimated Potential Total Proceeds to Common Shareholders	$172,430,450	$169,280,103	$175,580,797
Potential Total Per Shr	$14.93	$14.66	$15.21
OP Series B Preferred Units Incremental Share of CVR
Incremental OP Series B Preferred Units CVR Allocation Percentage	57.78%	57.78%	57.78%
Estimated Maximum CVR Dollars Allocable to OP Series B Preferred Units	$5,061,751	$5,061,751	$5,061,751
Advisor Incremental Share of CVR / Representative Fund
Incremental Company Common Stock CVR Allocation Percentage	42.22%	42.22%	42.22%
x Advisor Promote (10%)	x 10.00%	x 10.00%	x 10.00%
Incremental Advisor Share CVR Allocation	4.22%	4.22%	4.22%
Estimated Maximum CVR Dollars Allocable to Advisor	$369,825	$369,825	$369,825

(a) Amounts remaining in Representative Fund and Indemnity Escrow will be distributed via CVR. Illustrative example above assumes full Indemnity Fund return (before any possible adjustment for the Company's Bryan interest) and use of Representative Fund limited to the $240,000 administrative fee.

CVR Issuance

	Common Shares	CVRs	Pro Rata	CVR per Share
Company Common Stock	11,546,503	11,546,503	38.00%	1.000
OP Series B Preferred Units	15,830,938	17,559,516	57.78%	1.109
Advisor	N/A	1,282,945	4.22%
		30,388,964

Advisory Agreement Payment	Exhibit C

	ACMC	Collar-Low	Collar-High
Promote Payment	$5,090,124	$4,697,186	$5,483,061
Strategic Alternative Fee	3,000,000	3,000,000	3,000,000
Total: Advisory Agreement Payment	$8,090,124	$7,697,186	$8,483,061